EXHIBIT 23.1








The Board of Directors
First Bank of Philadelphia:



We consent to the inclusion herein of our report dated
January 29, 1999, except as to note M, which is as of March 19, 1999, relating to the balance sheets of First Bank of Philadelphia as of December 31, 1998 and 1997 and the related statements of operations, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998 Form 10-K of First Bank of Philadelphia. We also consent to the reference included herein to our firm under the heading "Experts".



KPMG LLP

Philadelphia, Pennsylvania
June 25, 1999

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Long Document Name:      EXHIBIT 23.1 - CONSENT OF KPMG LLP - FIRST BANK
                         OF PHILADELPHIA
System Document Name:    C:\DMS\RDG\DRP\0119731.WP
Document Location:       Reading

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Origination Date:        06/25/99

Author's Initials:       drp

Last Revised By:         dlg

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